UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 6, 2021

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	PTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company’s adjourned meeting of stockholders was reconvened on August 6, 2021, to consider and vote on approval of an amendment to our Certificate of Incorporation to effect an increase in authorized common stock from 300,000,000 shares to 400,000,000 shares (“Proposal 3”).

Common stock and Series A convertible preferred stock voted as a single class on Proposal 3. There were present in person or by proxy 137,959,856 votes, representing a majority of the total outstanding eligible votes as of the record date for the meeting.

Proposal 3.     Amendment to Certificate of Incorporation to Increase Authorized Common from 300,000,000 Shares to 400,000,000 Shares. The stockholders did not approve an amendment to the Company’s Certificate of Incorporation to increase authorized common from 300,000,000 shares to 400,000,000 shares. Proposal 3 required a majority of all outstanding stock, consisting of common stock and Series A preferred stock on an as if converted to common stock basis, entitled to vote at the meeting, and a majority of outstanding common stock voting as a class. As of the record date for the meeting there were 230,115,750 shares of common stock outstanding and 4,030 shares of Series A preferred stock outstanding, with an aggregate total of 66,059 votes on an as if converted to common stock basis.

For	Against	Abstain
96,449,578	40,436,731	1,073,547

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: August 6, 2021	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President, Chief Financial Officer and Chief Operating Officer